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                                 REVOCABLE PROXY


                             HARRIS INTERACTIVE INC.
                               135 CORPORATE WOODS
                            ROCHESTER, NEW YORK 14623

                PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF
                      DIRECTORS OF HARRIS INTERACTIVE INC.

                FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
                  ON ________________, ________________, 2001


The undersigned hereby constitutes and appoints Gordon S. Black and Bruce A. Newman, and each of them, as proxies (the "Proxies") of the undersigned, with full power of substitution in each, and authorizes each of them to represent and to vote all shares of common stock, par value $0.001 per share, of Harris Interactive Inc. ("Harris") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at ______________________, Rochester, New York, on ___________, ___________, 2001,
at ____ Eastern Time, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE PROPOSALS SET FORTH IN PARAGRAPHS 1, 2 AND 3 ON THE REVERSE SIDE HEREOF. THE PROXIES ARE EACH AUTHORIZED TO VOTE IN THEIR DISCRETION AND AS THE BOARD OF DIRECTORS MAY RECOMMEND UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Stockholders of record who plan to attend the Meeting may revoke the proxy by casting their vote at the meeting in person.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and the Joint Proxy
Statement/Prospectus, dated ________________, 2001, with respect thereto and hereby revoke(s) any proxy or proxies heretofore given.


PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN PROMPTLY IN
                             THE ENCLOSED ENVELOPE.

                              |X| PLEASE MARK VOTES
                               AS IN THIS EXAMPLE.


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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

1. To approve the issuance of shares of Harris common stock to the stockholders of Total Research Corporation ("Total") in connection with the merger of a wholly owned subsidiary of Harris with and into Total.


               FOR            AGAINST             ABSTAIN
               |_|              |_|                 |_|

2. Election of Class II Directors - Nominees are: Thomas D. Berman and David H. Clemm.

   FOR the NOMINEES LISTED            |_|
   (EXCEPT AS INDICATED
   TO THE CONTRARY)

   WITHHOLD AUTHORITY                 |_|
   To vote for the nominees

Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the line provided below.

     -----------------------

3. To approve the amendment to Harris's 1999 Long-Term Incentive Plan, increasing the number of shares of Harris common stock reserved for issuance under the Plan by 500,000.

               FOR            AGAINST             ABSTAIN
               |_|              |_|                 |_|

4. To consider and act upon such other matters as may properly come before the Meeting and any adjournments or postponements thereof.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

Signature(s):
              -----------------------           --------------------------------
Date:                                , 2001     Date:                     , 2001
              -----------------------                 --------------------


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                           STOCKHOLDER(S) SIGNATURE(S)

Please sign name exactly as shown on reverse. Where there is more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be executed in the full corporate or partnership name and signed by a duly authorized person, stating his or her title or authority.


                 PLEASE SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.